FIRST AMENDMENT TO CREDIT AGREEMENT


                                     BETWEEN


                            HOWELL CRUDE OIL COMPANY


                                       AND


                     BANK ONE, TEXAS, NATIONAL ASSOCIATION,
                               AS AGENT AND LENDER






                        Effective as of December 1, 1995




                                TABLE OF CONTENTS

     Page

ARTICLE I DEFINITIONS AND INTERPRETATION

     1.1  Terms Defined Above                                           1
     1.2  Terms Defined in Credit Agreement                             1
     1.3  References                                                    1
     1.4  Articles and Sections                                         2
     1.5  Number and Gender                                             2

ARTICLE II     AMENDMENTS TO CREDIT AGREEMENT

ARTICLE III    CONDITIONS

     3.1  Receipt of Loan Documents and Other Items                     2
     3.2  Accuracy of Representations and Warranties; No Default
          or Event of Default                                           3
     3.3  Payment of Other Fees and Expenses                            3
     3.4  Matters Satisfactory to Agent.                                3
     3.5  No Material Adverse Effect                                    3

ARTICLE IV     REPRESENTATIONS AND WARRANTIES

     4.1  Due Authorization                                             3
     4.2  Valid and Binding Obligations                                 4
     4.3  Representations and Warranties in Credit Agreement            4
     4.4  No Default or Event of Default                                4

ARTICLE V MISCELLANEOUS

     5.1  Rights of Third Parties                                       4
     5.2  Survival Upon Unenforceability                                4
     5.3  Ratification                                                  4
     5.4  Governing Law                                                 4
     5.5  Jurisdiction and Venue                                        4
     5.6  Entire Agreement; No Oral Agreements                          5
     5.7  Waiver of Rights to Jury Trial                                5
     5.8  Counterparts                                                  5

                              FIRST AMENDMENT TO CREDIT AGREEMENT


          THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), effective as of December 1, 1995, is entered into by and among HOWELL CRUDE OIL COMPANY, a Delaware corporation (the "Borrower"), each lender that is or becomes a party to the Credit Agreement (as defined below) as provided in Section 9.1 thereof (individually, together with its successors and assigns, a "Lender" and, collectively, together with their respective successors and assigns, the "Lenders"), and BANK ONE, TEXAS, NATIONAL ASSOCIATION, a national banking association, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent").


                              W I T N E S S E T H:

          WHEREAS, the Borrower, the Agent, and the Lenders are parties to the Credit Agreement dated as of March 31, 1995, as amended from time to time (the "Credit Agreement"); and

          WHEREAS, the Borrower, the Agent, and the Lenders desire to amend the Credit Agreement as provided hereinbelow;

          NOW THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties herein set forth and for other good and valuable consideration, the parties hereby agree as follows:


                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

          1.1 Terms Defined Above. As used in this Amendment, the terms "Agent," "Amendment," "Borrower," "Credit Agreement," "Lender," and "Lenders" shall have the meanings assigned to them hereinabove.

          1.2 Terms Defined in Credit Agreement. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided herein to the contrary.

          1.3 References. References in this Amendment to Article or Section numbers shall be to Articles and Sections of this Amendment, unless expressly stated herein to the contrary. References in this Amendment to "hereby," "herein," "hereinabove," "hereinafter," "hereinbelow," "hereof," "hereunder" and words of similar import shall be to this Amendment in its entirety and not only to the particular Article or Section in which such reference appears.

          1.4 Articles and Sections. This Amendment, for convenience only, has been divided into Articles and Sections, and all rights, powers, privileges, duties, and other legal relations of the parties hereto shall be determined from this Amendment as an entirety and without regard to such divisions into Articles and Sections and without regard to headings prefixed to such Articles and Sections.

          1.5 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural, and likewise, the plural shall be understood to include the singular. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. Words denoting sex shall be construed to include the masculine, feminine, and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.


                                   ARTICLE II

                         AMENDMENTS TO CREDIT AGREEMENT

          Amendment of Section 6.14. Section 6.14 of the Credit Agreement is hereby amended to read as follows:

          "6.14 Cash Flow Coverage. Permit, as of the close of any fiscal quarter other than the fiscal quarter ending December 31, 1995, the ratio of (a) Cash Flow of the Borrower and the Pipeline Subsidiaries for such quarter to (b) Debt Service for such quarter to be less than 1.25 to 1.00; or permit for the fiscal year ending December 31, 1995, the ratio of (a) Cash Flow of the Borrower and the Pipeline Subsidiaries for such fiscal year to (b) Debt Service for such fiscal year to be less than 1.25 to 1.00."


                                   ARTICLE III

                                   CONDITIONS

          The obligation of the Agent and the Lenders to amend the Credit Agreement as provided herein is subject to the fulfillment of the following conditions precedent:

          3.1 Receipt of Loan Documents and Other Items. The Agent shall have received multiple counterparts, as requested by the Agent, of the following documents and other items, appropriately executed when necessary and in form and substance satisfactory to the Agent:

          (a)  this Amendment executed by the Borrower;

          (b)  a Notice of Final Agreement; and

          (c) such other agreements, documents, instruments, opinions, certificates, waivers, consents, and evidence as the Agent or any Lender may reasonably request.

          3.2 Accuracy of Representations and Warranties; No Default or Event of Default. The representations and warranties contained in Article IV of this Amendment shall be true and correct in all material respects; and, after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

          3.3 Payment of Other Fees and Expenses. The Agent shall have received reimbursement from the Borrower, or special legal counsel for the Agent shall have received payment from the Borrower, for all reasonable fees and expenses of counsel to the Agent for which the Borrower is responsible pursuant to applicable provisions of this Amendment and the Credit Agreement for which invoices have been presented as of or prior to the date hereof.

          3.4 Matters Satisfactory to Agent. All matters incident to the consummation of the transactions hereby contemplated shall be reasonably satisfactory to the Agent.

          3.5 No Material Adverse Effect. No event or circumstance shall have occurred since October 31, 1995, that could reasonably be expected to have a Material Adverse Effect.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          To induce the Agent and the Lenders to enter into this Amendment and amend the Credit Agreement as provided herein, the Borrower represents and warrants to the Agent and each Lender that:

          4.1 Due Authorization. The execution and delivery by the Borrower of this Amendment and the performance of its obligations hereunder are within the corporate power of the Borrower, have been duly authorized by all necessary corporate action by the Borrower, and do not and will not (a) require the consent of any Governmental Authority, (b) contravene or conflict with any Requirement of Law or the articles or certificate of incorporation, or bylaws, or other organizational or governing documents of the Borrower, (c) contravene or conflict with any indenture, instrument, or other agreement to which the Borrower is a party or by which any Property of the Borrower may be presently bound or encumbered, or (d) result in or require the creation or imposition of any Lien in or upon any Property of the Borrower under any such indenture, instrument, or other agreement other than the Loan Documents.

          4.2 Valid and Binding Obligations. This Amendment, when duly executed and delivered by the Borrower, will be the legal, valid, and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

          4.3 Representations and Warranties in Credit Agreement. As of the date hereof, all representations and warranties set forth in the Credit Agreement are true and correct in all material respects.

          4.4 No Default or Event of Default. After giving effect to this Amendment, no Default or Event of Default exists.


                                    ARTICLE V

                                  MISCELLANEOUS

          5.1 Rights of Third Parties. All provisions herein are imposed solely and exclusively for the benefit of the Agent, the Lenders, and the Borrower and their successors and permitted assigns. No other Person shall have any right, benefit, priority, or interest hereunder or as a result hereof or have standing to require satisfaction of provisions hereof in accordance with their terms.

          5.2 Survival Upon Unenforceability. In the event any one or more of the provisions contained in this Amendment shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof.

          5.3 Ratification. Except as expressly amended by this Amendment, the Credit Agreement shall remain in full force and effect. The Credit Agreement, as hereby amended, and all rights and powers created thereby or thereunder are in all respects ratified and confirmed.

          5.4 Governing Law. This Amendment and all issues arising in connection herewith and the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Texas (without giving effect to principles thereof relating to conflicts of law).

          5.5 Jurisdiction and Venue. All actions or proceedings with respect to, arising directly or indirectly in connection with, out of, related to, or from this Amendment may be litigated, at the sole discretion and election of the Agent, in courts having situs in Houston, Harris County, Texas. The Borrower hereby submits to the jurisdiction of any local, state, or federal court located in Houston, Harris County, Texas, and hereby waives any rights it may have to transfer or change the jurisdiction or venue of any litigation brought against it by the Agent or any Lender in accordance with this Section.

          5.6 Entire Agreement; No Oral Agreements. This Amendment constitutes the entire agreement of the parties hereto with respect to the subject hereof and supersedes any prior agreement among the parties hereto, whether written or oral, relating to the subject hereof. This written agreement and the other writ ten Loan Documents represent, collectively, the final agreement among the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties.

          5.7 Waiver of Rights to Jury Trial. The Borrower, the Agent, and each Lender hereby knowingly, voluntarily, intentionally, irrevocably, and unconditionally waive all rights to trial by jury in any action, suit, proceeding, counterclaim, or other litigation that relates to or arises out of this Amendment or the acts or omissions of the Agent or any Lender in the enforcement of any of the terms or provisions of this Amendment or otherwise with respect hereto. The provisions of this Section are a material inducement for the Agent and the Lenders entering into this Amendment.

          5.8 Counterparts. For convenience of the parties, this Amendment may be executed in multiple counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

     BORROWER:

     HOWELL CRUDE OIL COMPANY


     By:  /s/ Mark J. Gorman
     Name:  Mark J. Gorman
     Title:  President

     (Signatures Continued on Next Page)

     AGENT AND LENDER:

     BANK ONE, TEXAS, NATIONAL
     ASSOCIATION


     By:  /s/ John B. Lane
     Name:  John B. Lane
     Title:  Vice President


                                   LENDER:

                                   BANK OF MONTREAL


                                   By:  /s/ Robert Roberts
                                   Name:  Robert L. Roberts
                                   Title:  Director, U.S. Corporate Banking


                                   LENDER:

                                   COMPASS BANK - HOUSTON


                                   By: /s/ Dorothy M. Wilson
                                   Name:  Dorothy Marchand Wilson
                                   Title:  Vice President


                                   LENDER:

                                   DEN NORSKE BANK AS


                                   By: /s/ William V. Moyer
                                   Name:  William V. Moyer
                                   Title:  Vice President


                                   By: /s/ Charles E. Hall
                                   Name:  Charles E. Hall
                                   Title:  First Vice President

     Joining in the execution hereof to evidence their consent to the terms hereof:


                              HOWELL CORPORATION


                              By: /s/ Allyn R. Skelton, II
                              Name:  Allyn R. Skelton, II
                              Title:  Sr. Vice President & CFO


                              HOWELL PIPELINE TEXAS, INC.


                              By: /s/ Allen R. Stanley
                              Name:  Allen R. Stanley
                              Title:  President


                              HOWELL PIPELINE USA, INC.


                              By: /s/ Allen R. Stanley
                              Name:  Allen R. Stanley
                              Title:  President